UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2021

BIMI International Medical Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34890	02-0563302
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9th Floor, Building 2, Chongqing Corporation Avenue, Yuzhong District, Chongqing, P. R. China	116000
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (8604) 1182209211

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	BIMI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 18, 2021, the Company entered into a Securities Purchase Agreement (the “SPA”) with two institutional investors (each a “Holder” and collectively the “Holders”) to sell certain senior secured convertible notes (the “Convertible Notes”) of the Company in a private placement (the “Private Placement”) to the Holders, in the aggregate principal amount of $7,800,000 having an aggregate original issue discount of 20%, and ranking senior to all outstanding and future indebtedness of the Company. Pursuant to the SPA, two Convertible Notes (each, an “Initial Note” and collectively the “Initial Notes”) in an aggregate original principal amount of $6,500,000 will be issued to the Holders in reliance upon the exemption from securities registration under by Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506(b) of Regulation D (“Regulation D”) as promulgated under the 1933 Act, together with the issuance of warrants (the “Warrants” and, together with the Convertible Notes, the “Securities”) to acquire common stock of the Company (the “Common Stock”), as described below. Each Convertible Note has a face amount of $3,900,000 for which each Holder will pay $3,250,000 in cash. Additional Convertible Notes in an aggregate original principal amount not to exceed $3,900,000 may also be issued to the Holders under the SPA at a later date under certain circumstances. The Convertible Notes are being sold with an original issue discount and do not bear interest except upon the occurrence of an event of default.

The Company will use the proceeds from the sale of the Securities for general corporate purposes, but not, as covenanted in the SPA, directly or indirectly, for (i) the satisfaction of any Indebtedness of the Company or any of its subsidiaries, (ii) the redemption or repurchase of any securities of the Company or any of its Subsidiaries, or (iii) the settlement of any outstanding litigation.

The Convertible Notes mature on the 18-month anniversary of the issuance date, are payable by the Company in installments and are convertible at the election of the Holders as more fully described below.

●	The Convertible Notes are convertible at any time or times after the Stockholder Approval Date (as defined below) in whole or in part, at the option of the holders into shares of Common Stock at a rate equal to the amount of principal, interest (if any) and unpaid late charges (if any), divided by a conversion price of $0.65.

●	The floor price per share at which a Convertible Note may be converted is $0.1557.

Under the terms of the Warrants:

●	The Warrants are exercisable at any time or times after the Stockholder Approval Date in whole or in part, at the option of the holders thereof, for shares of the Common Stock for an exercise price of $0.71.

Notwithstanding the foregoing, as further described below, the Holders are prohibited from converting the Convertible Notes or exercising the Warrants, and any payments of interest and principal in shares of the Common Stock will be held in abeyance, to the extent a Holder would beneficially own more than 4.99% (or 9.99%, if the holder elects the higher threshold) of the Company’s outstanding shares of Common Stock after such conversion or payment.

The Securities Purchase Agreement

The SPA contains certain representations and warranties, covenants and indemnities customary for similar transactions. Under the SPA, the Company agreed to hold a stockholder meeting, by no later than February 15, 2022 (the “Stockholder Approval Date”) to approve resolutions (the “Stockholder Resolutions”) authorizing the issuance of shares of Common Stock under the Convertible Notes and the Warrants for the purposes of compliance with the stockholder approval rules of the Nasdaq Stock Market (“Nasdaq”) (the “Stockholder Approval”). If such approval is not received by the Stockholder Approval Date, the Company will be obligated to continue to seek stockholder approval by May 15, 2022 and every six months thereafter until such approval is obtained.

The Convertible Notes

Maturity and Repayment Dates

The Convertible Notes mature (the “Maturity Date”) on the 18-month anniversary of the date on which they are issued (the “Issuance Date”). The principal amount is payable in equal installments beginning on the 6-month anniversary of the Issuance Date and each month thereafter until the Maturity Date. The Convertible Notes must be paid in cash and the Company may not prepay any portion of the principal amount or interest.

Interest

The Convertible Notes are being sold with an original issue discount and do not bear interest except upon the occurrence of an Event of Default (described below), in which event the applicable rate will be 13.00% per annum.

Conversion

The Convertible Notes are convertible at any time or times after the Stockholder Approval Date in whole or in part, at the option of the holders thereof, into shares of the Common Stock at a rate equal to the amount of principal, interest (if any) and unpaid late charges (if any), divided by a conversion price of $0.65 (the “Conversion Price”). The Conversion Price is subject to standard adjustments in the event of any stock split, stock dividend, stock combination, recapitalization or other similar transaction.

The floor price per share at which a Convertible Note may be converted is $0.1557 (the “Floor Price”)

If the Company enters into any agreement to issue (or issue) any variable rate securities, the holder has the additional right to substitute such variable price (or formula) for the conversion price.

In connection with the occurrence of Events of Default, the holders of the Convertible Notes will be entitled to convert all or any portion of the Convertible Notes at an alternate conversion price equal to the lower of (i) the conversion price then in effect, and (ii) the lower of (A) 70% of the lowest VWAP of the Common Stock during the ten (10) consecutive trading day period ending and including the trading day immediately preceding the delivery or deemed delivery of the applicable notice of conversion and (B) 70% of the VWAP of the Common Stock as of the date of the delivery or deemed delivery of the applicable notice of conversion, but not less than the Alternate Conversion Floor Amount, which is the product obtained by multiplying (A) the higher of (i) the highest price that the Common Stock trades at on the trading day immediately preceding the relevant Alternate Conversion Date and (ii) the applicable Alternate Conversion Price and (B) the difference obtained by subtracting (I) the number of shares of Common Stock to be delivered to the holder on the applicable delivery deadline with respect to such Alternate Conversion from (II) the quotient obtained by dividing (x) the applicable Conversion Amount that the holder has elected to be the subject of the applicable Alternate Conversion, by (y) the applicable Alternate Conversion Price without giving effect to clause (x) of such definition (i.e. the Floor Price).

Conversion Limitation and Exchange Cap

The holders of the Convertible Notes will not have the right to convert any portion of the Convertible Notes, to the extent that, after giving effect to such conversion, such Holder (together with certain related parties) would beneficially own in excess of 4.99% of the shares of the Common Stock outstanding immediately after giving effect to such conversion. A holder may from time to time increase this limit to 9.99%, provided that any such increase will not be effective until the 61st day after delivery of a notice to the Company of such increase.

The Convertible Notes shall not be convertible until such time as the Company shall have obtained the Stockholder Approval.

Events of Default

Events of Default include: (i) the failure of the applicable registration statement (the “Registration Statement”) for the shares issuable upon conversion of the Convertible Notes and exercise of the Warrants to be filed with the SEC; (ii) the failure of the Company to maintain the effectiveness of the Registration Statement; (iii) suspension of trading of the Common Stock on a national securities exchange for five days; (iv) uncured conversion failure; (v) failure by the Company to maintain required share allocations for the conversion of the Convertible Notes and the exercise of the Warrants; (vi) failure by the Company to pay Principal when due; (vii) failure of the Company to remove restricted legends from shares issued to the Holder upon conversion of the Convertible Note or the Warrants; (viii) the occurrence of any default under, redemption of or acceleration prior to maturity of at least an aggregate of $150,000 of Indebtedness of the Company; (ix) bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors shall be instituted by or against the Company or any Subsidiary and not dismissed within 30 days of initiation; (x) the commencement by the Company or any Subsidiary of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law; (xi) commencement of any bankruptcy or similar proceeding, voluntary or involuntary, of the Company or any Subsidiary of the Company; (xii) final judgment for the payment of money aggregating in excess of $150,000 are rendered against the Company or any Subsidiary of the Company and not bonded or discharged within 30 days; (xiii) failure of the Company or any Subsidiary to pay when due any debts in excess of $150,000 due to any third party; (xiv) breaches by the Company or any Subsidiary of any representations or warranties in the SPA or any document contemplated thereby; (xv) a false or inaccurate certification by the Company that either (A) the “Equity Conditions” are satisfied, (B) there has been no “Equity Conditions Failure,” or (C) as to whether any Event of Default has occurred; (xvi) failure of the Company or any Subsidiary to comply with the covenants in the Convertible Note; any material adverse effect occurring; or (xvii) any Event of Default occurs under any other Convertible Note.

In connection with an Event of Default, the holders of the Convertible Notes may require the Company to redeem in cash any or all of the Convertible Notes. The redemption price will equal the greater of (i) 110% of the outstanding principal of the Convertible Note to be redeemed and accrued and unpaid interest and unpaid late charges thereon, and (ii) an amount equal to market value of the shares of the Common Stock underlying the Convertible Notes, as determined in accordance with the Convertible Notes. Upon the occurrence of certain Events of Default relating to the bankruptcy of the Company, whether occurring prior to or following the maturity date, the Company will be required to immediately redeem the Convertible Notes, in cash, for an amount equal to 110% of the outstanding principal of the Convertible Notes, and accrued and unpaid interest and unpaid late charges thereon, without the requirement for any notice or demand or other action by any holder or any other person or entity.

Change of Control

In connection with a Change of Control (as defined in the Convertible Notes), the holders of the Convertible Notes may require the Company to redeem all or any portion of the Convertible Notes. The redemption price per share will equal the greatest of (i) 110% of the outstanding principal of the Convertible Notes to be redeemed, and accrued and unpaid interest and unpaid late charges thereon, (ii) 110% of the market value of the shares of the Common Stock underlying the Convertible Notes, as determined in accordance with the Convertible Notes, and (iii) 110% of the aggregate cash consideration that would have been payable in respect of the shares of the Common Stock underlying the Convertible Notes, as determined in accordance with the Convertible Notes.

Other Corporate Events

The Company is not permitted to enter a Fundamental Transaction (as defined in the Convertible Notes), unless the successor entity assumes all of the obligations under the Convertible Notes pursuant to written agreements satisfactory to the holder of the Convertible Notes, and the successor entity is a publicly traded corporation whose shares of Common Stock are quoted or listed on a national securities exchange. If at any time the Company grants any Purchase Rights (as defined in the Convertible Note) or makes any distribution of assets pro rata to all or substantially all of the holders of any class of its Common Stock, then the holders of the Convertible Notes will be entitled to acquire the aggregate Purchase Rights or assets which such holder could have acquired if such holder had held the number of shares of the Common Stock acquirable upon complete conversion of the Convertible Notes (without taking into account any limitations on conversion) held by such holder immediately prior to the date as of which the record holders are to be determined for such grant of purchase rights or distributions. To the extent any such grant of rights or distribution would result in the holders exceeding the maximum percentage described in first paragraph of “—Conversion Limitation and Exchange Cap” above, such rights shall be held in abeyance for up to ninety trading days

Installment Conversions and Redemptions

The Convertible Notes require that, on each Installment Date, the Company will pay an amount of the Convertible Note equal to the lesser of 1/13th of the principal amount and the outstanding principal amount of The Convertible Notes then outstanding on such Installment Date, less amounts already converted or paid (the “Installment Amount”), together with interest and late charges, if any, thereon, in shares of the Common Stock, subject to the satisfaction of customary equity conditions (including minimum price and volume thresholds) (an “Installment Conversion”).

If the Company satisfies such equity conditions (subject to the holder’s right to waive any such condition), the Company will convert the portion of the Installment Amount subject to such Installment Conversion into shares of its Common Stock at a price per share equal to the lower of lowest of (i) the conversion price then in effect, (ii) the greater of (x) the Floor Price and (y) 82% of the sum of (A) the two (2) lowest VWAPs of the Common Stock on any Trading Day during the ten (10) consecutive Trading Day period ending and including the Trading Day immediately preceding the applicable Installment Date, divided by (B) two (2). All such determinations to be appropriately adjusted for any stock split, stock dividend, stock combination or other similar transaction during any such measuring period, but not less than the Floor Price. If the Company elects to effect and Installment Redemption (as defined in the Convertible Notes) or if an Installment Conversion is not permitted because certain equity conditions are not met, the Company must redeem the Installment Amount in cash at a price equal to 106% of its aggregate value.

The Holders of the Convertible Notes may elect to defer conversion until a subsequent Installment Date selected by each such Holder, or accelerate the conversion of future Installment Amounts to the current Installment Date, with the amount to be accelerated subject to certain restrictions as set forth in the Convertible Notes.

Notwithstanding the forgoing, and only during the period commencing on the Issuance Date and ending on the Stockholder Approval Date, the Company shall automatically be deemed to have elected to effect Installment Redemptions for all Installment Amounts.

Redemptions at Company Election

At any time after the later of (x) thirty (30) calendar days after the Applicable Date (as defined in the SPA) and (y) the date no Equity Conditions Failure exists, the Company has the right to redeem all, but not less than all, of the Conversion Amount then remaining under this Notes at cash price equal to 200% of the greater of (i) the Conversion Amount being redeemed and (ii) the product of (1) the Conversion Rate with respect to the Conversion Amount being redeemed multiplied by (2) the greatest Closing Sale Price of the Common Stock on any trading day during the period commencing on the date immediately preceding such redemption notice date and ending on the Trading Day immediately prior to the date the Company makes the entire payment required to be made for the redemption.

Special Redemption Rights

At any time after the Stockholder Approval Date, the Company has the right to acquire up to such portion of the Convertible Notes equal to the lesser of (x) all of the Conversion Amount then outstanding as of such date of determination and (y) the Holder Pro Rata Amount of $150,000 of the aggregate Principal of the Note, with $1.00.

Additional Convertible Notes

Subject to the terms and conditions set forth in the SPA, each Holder of a Convertible Note may, upon written notice to the Company, require the Company to participate in an Additional Closing (as defined in the SPA) for the purchase by such Holder, and the sale by the Company, of a Convertible Note in an original principal amount of set forth opposite such holder’s name in the SPA, the aggregate principal amount of which for all Holders shall not exceed $3,900,000.

Covenants

The Company will be subject to certain customary affirmative and negative covenants regarding the incurrence of indebtedness, the existence of liens, the repayment of indebtedness, the payment of cash in respect of dividends, distributions or redemptions, and the transfer of assets, among other matters.

The Warrants

Expiration and Exercise

The Warrants, for the purchase of an aggregate of 1,800,000 shares of the Company’s Common Stock (subject to standard adjustments in the event of any stock split, stock dividend, stock combination, recapitalization or other similar transaction), expire on the fourth anniversary of the Issuance Date (the “Expiration Date”). Prior to or on the Expiration Date, the Warrants are exercisable at any time after the Stockholder Approval Date, in whole or in part, at the option of the holders.

The exercise price for the Warrants (subject to possible standard adjustments in the event of any stock split, stock dividend, stock combination, recapitalization or other similar transaction) is $0.71. The Warrants may be exercised by means of a cashless exercise.

Exercise Limitation and Exchange Cap

The holders of the Warrants will not have the right to convert any portion of the Warrants to the extent that, after giving effect to such conversion, such holder (together with certain related parties) would beneficially own in excess of 4.99% of the shares of the Company’s Common Stock outstanding immediately after giving effect to such exercise. A holder may from time to time increase this limit to 9.99%, provided that any such increase will not be effective until the 61st day after delivery of a notice to the Company of such increase.

In addition, unless the Company obtains the approval of its stockholders, the Company is prohibited from issuing any shares of Common Stock upon exercise of the Warrants or otherwise pursuant to the terms of the Warrants, if the issuance of such shares of Common Stock would exceed the aggregate number of shares of Common Stock which the Company may issue upon conversion or exercise (as the case may be) of the Notes and the Warrants or otherwise without breaching the Company’s obligations under the rules or regulations of the Nasdaq Capital Market (the number of shares which may be issued without violating such rules and regulations, including rules related to the aggregate of offerings under NASDAQ Listing Rule 5635(d)).

Events of Default

Events of Default are cross-referenced to the definition contained in the Convertible Notes (see summary of the Notes above in the paragraph “Events of Default”).

At any time after the occurrence of an Event of Default, at the request of a holder, the Company or the Successor Entity (as the case may be) shall purchase the Warrant from the Holder on the date of such request by paying to the Holder cash in an amount equal to the Event of Default Black Scholes Value (as defined in the Warrants).

Other Corporate Events

The Company cannot enter a Fundamental Transaction (as defined in the Warrants), unless the successor entity assumes all of the obligations under the Warrants pursuant to written agreements satisfactory to the holder of the Warrants, and the successor entity is a publicly traded corporation whose shares of Common Stock are quoted or listed on a national securities exchange. If at any time the Company grants any Purchase Rights (as defined in the Warrants) or makes any distribution of assets pro rata to all or substantially all of the holders of any class of its Common Stock, then the holders of the Warrants will be entitled to acquire the aggregate Purchase Rights or assets which such holder could have acquired if such holder had held the number of shares of the Company’s Common Stock acquirable upon complete exercise of the Warrants held by such holder immediately prior to the date as of which the record holders are to be determined for such grant of purchase rights or distributions. To the extent any such grant of rights or distribution would result in the holders exceeding the maximum percentage described in first paragraph of “Exercise Limitation and Exchange Cap” above, such rights shall be held in abeyance for up to ninety trading days.

Notwithstanding the foregoing, at the request of the a Holder delivered at any time commencing on the earliest to occur of (x) the public disclosure of any Fundamental Transaction, (y) the consummation of any Fundamental Transaction and (z) the Holder first becoming aware of any Fundamental Transaction through the date that is ninety (90) days after the public disclosure of the consummation of such Fundamental Transaction by the Company pursuant to a Current Report on Form 8-K filed with the SEC (in each case, excluding the Energy Sale), the Company or the Successor Entity (as the case may be) shall purchase the Warrant from the Holder on the date of such request by paying to the Holder cash in an amount equal to the Black Scholes Value (as defined in the Warrants). Payment of such amounts shall be made by the Company (or at the Company’s direction) to the Holder on or prior to the later of (x) the second (2nd) trading day after the date of such request and (y) the date of consummation of such Fundamental Transaction.

Registration Rights Agreement

In connection with the Private Placement, the Company and the Holders entered into a Registration Rights Agreement (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company has agreed to file and maintain with the SEC a registration statement for resale of the shares of Common Stock issuable upon conversion of the Convertible Notes and exercise of the Warrants.

Placement Agent

FT Global Capital Inc. (“FT Global”) acted as the exclusive placement agent in connection with the offering, and received a cash fee of 8% of the aggregate amount of capital received by the Company in this offering, plus $50,000 in offering related reimbursed expenses, and placement agent warrants at an initial exercise price of $0.71 per share, to purchase up to that number of shares of common stock equal to 8% of the aggregate number of shares of common stock placed in the offering, subject to adjustment based on the number of shares of common stock issued pursuant to the Notes placed in the offering. If additional Notes are purchased by the Holders under the SPA, FT Global will be entitled to additional placement agent warrants in connection with such additional Notes.

The preceding description is a summary of the agreements entered into by the Company in connection with the above-referenced transaction, and does not purport to be a complete description of the rights and obligations of the parties thereunder. Such summaries do not purport to be complete and are qualified in their entirety by reference to the SPA, the Convertible Notes, the Warrants, the Registration Rights Agreement and the other transaction agreements, which are filed as exhibits to this Current Report. Investors and security holders of the Company are urged to read the exhibits filed herewith in their entirety because they contain important information about the transaction.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is also incorporated by reference into this Item 2.03 of this Current Report on Form 8-K to the extent required.

Item 3.02 Unregistered Sales of Equity Securities

The information included in Item 1.01 of this Current Report on Form 8-K is also incorporated by reference into this Item 3.02 of this Current Report on Form 8-K to the extent required. The Convertible Note, the Conversion Shares and the Payoff Shares are being offering and sold pursuant to the exemption from the registration requirements of the 1933 Act, under by Section 4(a)(2) thereof and Rule 506 of Regulation D promulgated thereunder, for the sale of securities not involving a public offering.

Item 8.01 Other Information

On November 18, 2021, the Registrant issued a press release announcing the execution of the SPA. A copy of the press release is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated by reference herein.

The information under this Item 8.01, including Exhibit 99.1, is deemed “furnished” and not “filed” under Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

The information in this Current Report on Form 8-K, including Exhibit 99.1, may contain forward-looking statements based on management’s current expectations and projections, which are intended to qualify for the safe harbor of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The statements contained herein that are not historical facts are considered “forward-looking statements.” Such forward-looking statements may be identified by, among other things, the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” or “anticipates” or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. In particular, statements regarding the efficacy of investment in research and development are examples of such forward-looking statements. The forward-looking statements include risks and uncertainties, including, but not limited to, the effect of political, economic, and market conditions and geopolitical events; legislative and regulatory changes that affect our business; the availability of funds and working capital; the actions and initiatives of current and potential competitors; investor sentiment; and our reputation. The Registrant not undertake any responsibility to publicly release any revisions to these forward-looking statements to take into account events or circumstances that occur after the date of this report. Additionally, the Registrant does not undertake any responsibility to update you on the occurrence of any unanticipated events, which may cause actual results to differ from those expressed or implied by any forward-looking statements. The factors discussed herein are expressed from time to time in the Registrant’s filings with the Securities and Exchange Commission available at http://www.sec.gov.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.

(d) Exhibits:

Exhibit	Description

10.1	Form of Securities Purchase Agreement.
10.2	Form of Secured Convertible Promissory Note.
10.3	Form of Warrant.
10.4	Form of Registration Rights Agreement.
99.1	Press Release dated November 18, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 18, 2021	BIMI International Medical Inc.

	By:	/s/ Tiewei Song
	Name:	Tiewei Song
	Title:	Chief Executive Officer